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                                                                     Exhibit 1.1


                      4,400,000 American Depositary Shares

                     Representing 17,600,000 Ordinary Shares

                 FISHER & PAYKEL HEALTHCARE CORPORATION LIMITED


                             UNDERWRITING AGREEMENT


                                                             November [__], 2001



Deutsche Banc Alex. Brown Inc.
Banc of America Securities LLC
U.S. Bancorp Piper Jaffray Inc.
As Representatives of the
   Several Underwriters

c/o  Deutsche Banc Alex. Brown Inc.
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

         Fisher & Paykel Appliances Holdings Limited, a New Zealand limited liability company (the "Selling Shareholder"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 4,400,000 American Depositary Shares (the "Firm ADSs") representing 17,600,000 ordinary shares, without par value (the "Ordinary Shares"), of Fisher & Paykel Healthcare Corporation Limited, formerly known as Fisher & Paykel Industries Limited (the "Company"). The respective amounts of the Firm ADSs to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Selling Shareholder also proposes to sell at the Underwriters' option an aggregate of up to 660,000 additional American Depositary Shares (the "Option ADSs") representing 2,640,000 additional Ordinary Shares of the Company as set forth below. The Firm ADSs and the Option ADSs (to the extent the aforementioned option is exercised) are herein collectively called the "ADSs."

         As the Representatives, you have advised the Company and the Selling Shareholder (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of


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Firm ADSs set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option ADSs if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters.


         The ADSs will be evidenced by American Depositary Receipts ("ADRs") issued pursuant to a Deposit Agreement, dated as of November [ ], 2001, among the Company, Morgan Guaranty Trust Company of New York, as Depositary (the "Depositary"), and the holders from time to time of ADRs issued thereunder (the "Deposit Agreement"). Unless the context otherwise requires, references herein to the ADSs shall be deemed to include the Ordinary Shares represented by such ADSs and the ADRs evidencing such ADSs. A registration statement on Form F-6 in respect of the ADSs evidenced by the ADRs has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to you (such registration statement, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the "ADS Registration Statement").


         Prior to the date hereof, the Company, as a holding company of appliances, finance and healthcare businesses, announced its intention to separate these three businesses into two separate companies (the
"Reorganization"). Pursuant to the Reorganization, as more fully described under "The Reorganization" in the Prospectus, the Company has transferred its appliances and finance businesses to a new company that is a wholly owned subsidiary of the Selling Shareholder in this offering. As a result, the healthcare business of the Company that is described in the Prospectus (the "Healthcare Business") is the Company's sole business. As part of the Reorganization, the Selling Shareholder has acquired Ordinary Shares, a portion of which will be represented by the ADSs sold in this offering.

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDER.

            (a) The Company represents and warrants to each of the Underwriters as follows:

                  (i) A registration statement on Form F-1 (File No. 333-69322) with respect to the Ordinary Shares represented by the ADSs has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Commission thereunder and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form F-1. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the


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Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, is herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." The terms "Registration Statement", "Prospectus" and "Preliminary Prospectus", as used herein, shall be deemed to include the Confidential Offering Memorandum prepared in connection with the offering of ADSs to selected qualifying investors in Australia and New Zealand.

                  (ii) The Company has been duly organized and is validly existing as a company under the laws of New Zealand, with corporate power and authority to own, lease and operate its properties and conduct the Healthcare Business. Each of the subsidiaries of the Company is listed in Exhibit A hereto (collectively, the "Subsidiaries") and has been duly organized and is validly existing as a company (and if applicable, a company in good standing) under the laws of the jurisdiction of its organization, with corporate power and authority to own, lease and operate its properties and conduct the Healthcare Business, except as would not, individually or in the aggregate, have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of the Healthcare Business requires such qualification, except as would not have a Material Adverse Effect. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and are directly owned by the Company or another Subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

                  (iii) The outstanding Ordinary Shares of the Company, including all such shares represented by ADSs to be sold by the Selling Shareholder in this offering, have been validly issued and are fully paid, and no preemptive or other similar rights of shareholders exist with respect to any of the Ordinary Shares or the issue and sale thereof. Neither the filing of the Registration Statement, the ADS Registration Statement nor the offering or sale of the ADSs and Ordinary Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration under the Act of any Ordinary Shares. The Ordinary Shares to be sold by the Company to the Selling Shareholder in connection with the Underwriters' over-allotment option described in Section 2 hereof, if any, have been duly authorized and when delivered in accordance with this Agreement, will be validly issued and fully


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paid, and the issuance and sale of such Ordinary Shares will not be subject to any preemptive or other similar rights of shareholders.

                  (iv) The information set forth under the caption "Capitalization" in the Prospectus is true and correct, and the Company has issued and outstanding share capital as set forth in the Prospectus. All of the ADSs and Ordinary Shares conform to the descriptions thereof contained in the Registration Statement.

                  (v) The Commission has not issued an order preventing or suspending the use of the Prospectus relating to the proposed offering of the ADSs nor instituted proceedings for that purpose. Each of the Registration Statement and the ADS Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all material statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations. Each of the Registration Statement and the ADS Registration Statement and any amendment thereto did not, at the time it became effective, contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not and will not, as of the applicable filing date, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, the ADS Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

                  (vi) The audited consolidated financial statements of the Company and the Subsidiaries, together with the related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related notes and schedules have been prepared in accordance with the New Zealand Financial Reporting Act 1993 and generally accepted principles of accounting in New Zealand, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The unaudited pro forma financial statements and other unaudited pro forma financial information included in the Registration Statement present fairly the information shown therein, have been prepared in accordance with the Rules and Regulations with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used


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therein are appropriate to give effect to the transactions or circumstances referred to therein. All reconciliations of financial statements included in the Registration Statement from generally accepted principles of accounting in New Zealand to generally accepted principles of accounting in the United States have been prepared in accordance with the Rules and Regulations.

                  (vii) PricewaterhouseCoopers, who have certified the audited consolidated financial statements of the Company filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                  (viii) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby or in the Deposit Agreement, except as set forth in the Registration Statement.

                  (ix) The Company and the Subsidiaries have good title to all of the properties and assets reflected in the pro forma financial statements hereinabove described or described in the Registration Statement, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such pro forma financial statements or described in the Registration Statement or as would not have a Material Adverse Effect. The Company and the Subsidiaries occupy their leased properties under valid and binding leases.

                  (x) The Company and the Subsidiaries have filed with the appropriate taxing authorities all material tax returns which are required to have been filed by them and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except to the extent any such assessment is being contested in good faith and is either not material or has been described in the Registration Statement. All material tax liabilities, either known to or which reasonably should have been known to the Company, have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

                  (xi) Since the respective dates as of which information is given in the Registration Statement, as it may have been amended or supplemented, there has not been any Material Adverse Effect or any development involving a prospective Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented, including, without limitation, the payment of dividends and the Reorganization. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Company's


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audited consolidated financial statements and related notes and schedules that are included in the Registration Statement.

                  (xii) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its constitution, charter, by-laws or equivalent constitutive document or (ii) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement, and the consummation by the Company of the transactions contemplated therein and in the Registration Statement and the ADS Registration Statement, including, without limitation, the Reorganization, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties is bound, or of the constitution, charter, by-laws or equivalent constitutive document of the Company or any of the Subsidiaries or any law, order, rule or regulation, judgment, writ or decree of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of the Subsidiaries, except in each case as (i) would not have a Material Adverse Effect, or (ii) has been ratified, approved or otherwise waived by the applicable governmental body, agency, court or other third party.

                  (xiii) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company; this Agreement has been duly executed and delivered by the Company; and the Deposit Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Deposit Agreement by the Depositary, constitutes a valid and legally binding agreement of the Company.

                  (xiv) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the ADSs for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (xv) The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of the Healthcare Business; the Company and the Subsidiaries each own or possess the right to use all


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material patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights ("Intellectual Property") necessary to carry on the Healthcare Business in all material respects (the "Healthcare Intellectual Property"). There are no outstanding options, licenses or agreements of any kind relating to the Healthcare Intellectual Property that are required to be described in the Prospectus and are not described in all material respects. The Company is not a party to or bound by any options, licenses or agreements in the conduct of the Healthcare Business with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. To the knowledge of the Company, none of the technology employed by the Company in the conduct of the Healthcare Business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons; to the knowledge of the Company, the Company has not infringed upon any of the Intellectual Property of any other person or entity that, if substantiated or determined adversely to the Company or any of the Subsidiaries, would have a Material Adverse Effect; the Company has not received any written or oral communications alleging that the Company in the conduct of the Healthcare Business has violated, infringed or conflicted with, or, by conducting the Healthcare Business, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity that is reasonably likely to have a Material Adverse Effect. The Company knows of no infringement by others of Healthcare Intellectual Property owned by the Company. There is no Healthcare Intellectual Property exclusively licensed to the Company.

                  (xvi) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the ADSs or Ordinary Shares to facilitate the sale or resale of the ADSs or Ordinary Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the ADSs on the Nasdaq National Market and in the Ordinary Shares on the New Zealand Stock Exchange in accordance with applicable New Zealand and United States securities laws, including Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act").

                  (xvii) Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the ADSs contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will be an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

                  (xviii) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally


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accepted accounting principles in New Zealand and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xix) The Company and each of the Subsidiaries carry, or are covered by, insurance that, in the reasonable opinion of the Company, are in such amounts and covering such risks as is adequate for the conduct of the Healthcare Business and the value of their respective properties.

                  (xx) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Prospectus.

                  (xxi) No stamp or other issuance or transfer taxes or duties, no goods and services tax or value added taxes, withholding or other taxes (other than taxation on the Underwriters' net income) are payable by or on behalf of the Underwriters to the New Zealand government or to any political subdivision or taxing authority thereof or therein in connection with (i) the sale of the ADSs and the Ordinary Shares by the Selling Shareholder in accordance with this Agreement, (ii) the deposit with the Depositary of the Ordinary Shares against the issuance of ADRs evidencing the ADSs, (iii) the sale and delivery of the ADSs to or for the respective accounts of the Underwriters in the manner contemplated herein, or (iv) the sale and delivery by the Underwriters of the ADSs to the purchasers thereof, other than such taxes or duties arising by reason of the Underwriters in question being incorporated in New Zealand, having their head offices or centers of management in New Zealand, being controlled by their directors from New Zealand or having a fixed or permanent place in New Zealand for the purposes of the Goods and Services Tax Act 1985 (NZ).

                  (xxii) All dividends and other distributions declared and payable by the Company in respect of the Ordinary Shares may under current New Zealand laws and regulations be paid to the Depositary in New Zealand dollars that may be converted into foreign currency and freely transferred out of New Zealand; and, except as set forth in the Prospectus, all such dividends and other distributions made to holders of Ordinary Shares or ADSs will not be subject to New Zealand income, withholding or other taxes.

                  (xxiii) The ADSs have been approved for quotation on the Nasdaq National Market. Assuming the issuance by the Depositary of the ADSs against deposit of the Ordinary Shares represented thereby in accordance with the terms of the Deposit Agreement, the ADSs will be duly and validly issued and in the form contemplated in the Deposit Agreement, and the persons in whose name the ADRs are registered will be entitled to the rights specified in the Deposit Agreement. The description of the Deposit Agreement and the ADSs contained in the Prospectus are true and correct in all material respects.


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                  (xxiv) The Company believes it will not be treated for U.S.
federal income tax purposes as a "passive foreign investment company" as defined in the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, for the current taxable year or for the foreseeable future.

                  (xxv) The Company and the Subsidiaries are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants, or contaminants ("Environmental Laws"), have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct the Healthcare Business and are in compliance with all terms and conditions of all such permits, licenses or approvals, except in each case as would not have a Material Adverse Effect.

                  (xxvi) The description of the Reorganization in the Prospectus is true and correct in all material respects.

                  (xxvii) The Company is in compliance with all New Zealand laws, regulations and listing rules, and all consents, approvals, authorizations, orders, registrations and qualifications required in New Zealand in connection with the Reorganization and this offering have been made or obtained in writing (including, without limitation, all actions necessary for the approval of the Reorganization and this offering by the New Zealand Securities Commission, the New Zealand Stock Exchange, the New Zealand Takeovers Panel and the New Zealand High Court), and no such consent, approval, authorization, order, registration or qualification is subject to any condition precedent which has not been fulfilled or performed, except in each case as (i) would not have a Material Adverse Effect, or (ii) has been ratified, approved or otherwise waived by the applicable governmental body, agency, court or other third party.

                  (xxviii) There are no legal or governmental proceedings pending in New Zealand challenging the effectiveness or validity of the Reorganization and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any governmental authorities in New Zealand or elsewhere.

                  (xxx) No holder of any of the ADSs after the completion of the offering contemplated hereunder is or will be subject to any liability in respect of any liability of the Company by virtue only of his holding any such ADSs.

                  (xxxi) The Ordinary Shares issued by the Company to the Selling Shareholder which will underlie the Option ADSs will not be issued by the Company, for the purpose of purchasers of the Option ADSs from any of the Underwriters re-selling them (whether by selling or transferring them or granting, issuing or transferring interests in, or options or warrants over, them) in Australia, except to sophisticated investors (within the meaning of section 708(8) of the Australian Corporations Act 2001) or professional investors (within the meaning of section 708(11) of the Australian Corporations Act 2001).

                  (xxxii) The Company will not be advising, encouraging, or knowingly assisting the Selling Shareholder in connection with any offer or sale of the Ordinary Shares underlying the ADSs or the ADSs to the public in New Zealand.

            (b) The Selling Shareholder represents and warrants to each of the Underwriters as follows:

                  (i) The Selling Shareholder has been duly organized and is validly existing as a company under the laws of New Zealand. The Selling Shareholder has full right, power and authority to enter into this Agreement; this Agreement has been duly executed and delivered by the Selling Shareholder.

                  (ii) The Selling Shareholder is the legal and registered owner of the ADSs to be sold by the Selling Shareholder; the Selling Shareholder has good title to the ADSs to be sold by the Selling Shareholder, free and clear of any pledges, liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such ADSs; and upon the delivery of, against payment for, such ADSs pursuant to this Agreement, the Underwriters will acquire good title thereto, free and clear of any pledges, liens, encumbrances, equities and claims.

                  (iii) The execution and delivery of this Agreement and the consummation by the Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except such consents, approvals, authorizations or orders as (i) have already been obtained,
(ii) are required to be obtained following the date hereof and prior to the Closing Date, which consents, approvals, authorizations or orders shall have been obtained by such date, or (iii) may be required under the Act, state securities laws or Blue Sky laws). The consummation by the Selling Shareholder of the transactions herein contemplated will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Shareholder, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body, administrative agency or other governmental body having jurisdiction over the Selling Shareholder, except in each case as
(i) would not have a Material Adverse Effect, or (ii) has been ratified, approved or otherwise waived by the applicable governmental body, agency, court or other third party.

                  (iv) The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted, or which might reasonably be expected to constitute the stabilization or manipulation of the price of the ADSs or Ordinary Shares and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the ADSs. The Underwriters each expressly acknowledge and agree hereby that the Company and the Selling

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Shareholder have distributed pursuant to New Zealand law to the existing shareholders of the Company in connection with the Reorganization certain shareholder materials, including without limitation (i) a notice of meeting relating to the annual general meeting at which the shareholders will vote on the Reorganization, (ii) an information memorandum with respect to the Company and (iii) an information memorandum with respect to the Selling Shareholder.

                  (v) The information pertaining to the Selling Shareholder under the caption "Principal and Selling Shareholders" in the Prospectus is true and correct in all material respects.

                  (vi) Neither the Ordinary Shares underlying the ADSs nor the ADSs are being sold by the Selling Shareholder, for the purpose of the purchasers of the ADSs from the Underwriters re-selling them (whether by selling or transferring them or granting, issuing or transferring interests in, or options or warrants over, them) in Australia, except to sophisticated investors (within the meaning of section 708(8) of the Australian Corporations Act 2001) or professional investors (within the meaning of section 708(11) of the Australian Corporations Act 2001).

                  (vii) The Ordinary Shares underlying the Option ADS and the Option ADSs are not being sold by the Selling Shareholder with a view to being offered for sale to the public in New Zealand, the Selling Shareholder will not offer the Ordinary Shares underlying the ADSs or the ADSs for sale to the public in New Zealand.

      2. PURCHASE, SALE AND DELIVERY OF THE ADSS.

            (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Selling Shareholder agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of US$_____ per ADS, the number of Firm ADSs set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

            (b) Payment for the Firm ADSs to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Selling Shareholder against delivery of the Firm ADSs to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company not later than 1:00 p.m., New York time, on _____, 2001 or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date", provided that the Closing Date shall occur on a day in which banks in Auckland are open for business. (As used in this Agreement, "business day" means a day on which the Nasdaq National Market is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

            (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder hereby grants an option to the several Underwriters to purchase the Option ADSs at the price per ADS as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and
(ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Selling Shareholder, setting forth the number of Option ADSs as to which the several Underwriters are exercising the option and the time and date at which such Option ADSs are to be delivered. The time and date at which the Option ADSs are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option ADSs to be purchased by each Underwriter shall be in the same proportion to the total number of Option ADSs being purchased as the number of Firm ADSs being purchased by such Underwriter bears to the total number of Firm ADSs, adjusted by you in such manner as to avoid fractional ADSs. The option with respect to the Option ADSs granted hereunder may be exercised only to cover over-allotments in the sale of the Firm ADSs by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Selling Shareholder. To the extent, if any, that the option is exercised, payment for the Option ADSs shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Selling Shareholder against delivery of the number of Option ADSs as to which the several Underwriters are exercising the option therefor through the facilities of The Depository Trust Company, New York, New York.

      3. OFFERING BY THE UNDERWRITERS.

            (a) It is understood that the several Underwriters are to make a public offering in the United States of the Firm ADSs as soon as the Representatives deem it advisable to do so. The Firm ADSs are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option ADSs are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

            (b) It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the ADSs in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

            (c) Each Underwriter represents, warrants and agrees that, in connection with this offering:

                  (i) (A) neither it nor its affiliates nor any associated entity has offered, delivered, sold or transferred, or will offer, deliver, sell or transfer, Ordinary Shares or ADSs to any persons in New Zealand other than persons whose principal business is the investment of money within the meaning of the Securities Act 1978 (New Zealand) ("Permitted NZ Offerees"), and (B) neither it nor its affiliates nor any associated entity is purchasing the Ordinary Shares or ADSs with a view to offering them for sale to the public in New Zealand, other than to Permitted NZ Offerees; and

                  (ii) (A) neither it nor its affiliates nor any associated entity has offered for sale or issued invitations to purchase, or will offer for sale or issue invitations to purchase, nor has it sold or will it sell the Ordinary Shares or ADSs and (B) neither it nor its affiliates nor any associated entity will offer for sale or issue invitations to purchase the Ordinary Shares or ADSs, in each case in Australia, except to sophisticated investors (within the meaning of section 708(8) of the Australian Corporations Act 2001) or professional investors (within the meaning of section 708(11) of the Australian Corporations Act 2001).

                  (iii) (A) is resident in the United States of America or Germany for taxation purposes; and (B) does not have a "permanent establishment" in New Zealand as that term is defined in the Convention between New Zealand and the United States of America for the Avoidance of Double Taxation and the prevention of Fiscal Evasion with respect to Taxes on Income or in the Agreement between New Zealand and the Federal Republic of Germany for the Avoidance of Double Taxation and the prevention of Fiscal Evasion with respect to Taxes on Income and Certain Other Taxes; or (C) does not derive any amount under this Agreement which is attributable to any such permanent establishment within the meaning of Article 7 of the Convention between New Zealand and the United States of America for the Avoidance of Double Taxation and the prevention of Fiscal Evasion with respect to Taxes on Income, or the Agreement between New Zealand and the Federal Republic of Germany for the Avoidance of Double Taxation and the prevention of Fiscal Evasion with respect to Taxes on Income and Certain Other Taxes.

            (d) Each Underwriter acknowledges that no action has been taken or will be taken in any jurisdiction by the Company that would permit a public offering of the Ordinary Shares or the ADSs or possession or distribution of the Preliminary Prospectus or Prospectus where, in any circumstances in which action for that purpose is required, other than the United States.

      4. COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDER.

            (a) The Company covenants and agrees with the several Underwriters that:

                  (i) The Company will (A) use its reasonable efforts to cause the Registration Statement and the ADS Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the

Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement and the ADS Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or the ADS Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the ADSs by the Underwriters.

                  (ii) The Company will advise the Representatives promptly (A) when the Registration Statement and the ADS Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or the ADS Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (iii) The Company will cooperate with the Representatives in endeavoring to qualify the ADSs for sale under the securities laws of such states or territories of the United States as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the ADSs.

                  (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and the ADS Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration

Statement and the ADS Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

                  (v) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the ADSs as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or the ADS Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                  (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                  (vii) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Prospectus.

                  (viii) Except for granting of options to employees pursuant to the Company's Stock Option Plan and for sale of Ordinary Shares pursuant to any share purchase plan established by the Company, no offering, sale, short sale or other disposition of any Ordinary Shares or ADSs of the Company or other securities convertible into or exchangeable or exercisable for Ordinary Shares (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company or any of the Subsidiaries otherwise than hereunder or with the prior written consent of Deutsche Banc Alex. Brown.

                  (ix) The Company shall apply the net proceeds of its sale to the Selling Shareholder of the Ordinary Shares underlying the Option ADSs, if any, as set forth in the Prospectus.

                  (x) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale to the Selling Shareholders of the Ordinary Shares underlying the Option ADSs, if any, in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                  (xi) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company, except as may be permitted by applicable laws.

                  (xii) The Company will, on a timely basis, make all filings with, and obtain all consents, approvals, authorizations or orders from, the New Zealand Stock Exchange, the Commission, the Nasdaq National Market, and any other applicable securities commission that are necessary or advisable in respect of the offering.

                  (xiii) The Company will file all notices required to be filed pursuant to the New Zealand Stock Exchange listing rules in relation to the listing of the Ordinary Shares underlying the Option ADSs on the New Zealand Stock Exchange and will use its reasonable efforts to (i) maintain the listing of its Ordinary Shares for a period of at least one year from the Closing Date,
(ii) prior to the effective date of the Registration Statement, apply for quotation of the ADSs on the Nasdaq National Market and use its best efforts to complete that quotation, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the Closing Date, and (iii) cause the ADSs to be eligible for settlement through the book-entry settlement facilities of DTC; and if the Company is unable to maintain or obtain such listing, as the case may be, for the Ordinary Shares on the New Zealand Stock Exchange or maintain such quotation on the Nasdaq National Market for a period of at least one year from the Closing Date, the Company shall use all reasonable efforts to obtain and maintain one or more other listings of, or quotations for, the Ordinary Shares and the ADSs, as the case may be, on such other stock exchange or exchanges or markets as the Company may determine in consultation with the Representatives.

                  (xiv) The Company will, for as long as the Company is subject to the reporting requirements of the Exchange Act,

                        (a) for each of the first three quarters of the fiscal year:

                              (A) disseminate via press release its unaudited
summary statements of financial performance and financial position, without notes, reconciled to U.S. GAAP (other than any items that include discontinued operations relating to the Appliances or Finance businesses), no later than 45 days after the end of each fiscal quarter; and

                              (B) file with the Commission on Form 6-K its
unaudited financial statements with notes customary for unaudited interim financial statements, reconciled to U.S. GAAP (other than any items that include discontinued operations relating to the Appliances or

Finance businesses), together with a management's discussion and analysis of financial position and financial performance customary for quarterly reporting, no later than 75 days after the end of each fiscal quarter; and

                        (b) for the fiscal year:

                              (A) disseminate via press release its summary
statements of financial performance and financial position, without notes, reconciled to U.S. GAAP (other than any items that include discontinued operations relating to the Appliances or Finance businesses), no later than 70 days after the end of the fiscal year; and

                              (B) file with the Commission an Annual Report on
Form 20-F, no later than 90 days after the end of the fiscal year; and

for a period of three years after the date hereof furnish to the Representatives and, upon request, to the other Underwriters, at such time as such reports are disseminated or filed as aforesaid after the end of each such period, copies of all quarterly and other reports, notices and communications that are made generally available to holders of Ordinary Shares of the Company.

                  (xv) The Selling Shareholder will pay and indemnify and hold the Underwriters harmless against any stamp, issue, registration, documentary, value added or goods and services tax, withholding or other taxes and duties, including interest and penalties (but excluding taxation on the Underwriters' net income), payable in New Zealand or otherwise, on or in connection with the issue, offer, sale, initial distribution by the Underwriters or creation of the ADSs and the Ordinary Shares or the execution or delivery of this Agreement or the Deposit Agreement, as well as any sales, value added, goods and services or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it) which are or may be required to be paid under the laws of New Zealand, Australia, the United States or any political subdivision or taxing authority of such jurisdiction, other than such taxes or duties arising by reason of the Underwriter in question being incorporated in New Zealand, having its head office or center of management in New Zealand, being controlled by its directors from New Zealand or having a fixed or permanent place in New Zealand for the purposes of the Goods and Services Tax Act 1985 (NZ).

            (b) The Selling Shareholder covenants and agrees with the several Underwriters that:

                  (i) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Shareholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                  (ii) The Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company, except as may be permitted by applicable laws.

      5. COSTS AND EXPENSES.

            The Selling Shareholder will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Shareholder under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Shareholder; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement and the ADS Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Deposit Agreement, the Nasdaq National Market application for quotation, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the ADSs; the listing fee of the Nasdaq National Market; the fees and expenses of the Depositary and any custodian appointed under the Deposit Agreement and all charges payable upon the deposit of the Ordinary Shares and initial issuance of the ADRs thereunder; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred solely in connection with the qualification of the ADSs under state securities or Blue Sky laws. Any transfer taxes imposed (under the laws of New Zealand, Australia and the United States of America only) on the sale of the ADSs to the several Underwriters will be paid by the Selling Shareholder. The Selling Shareholder shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholder to perform any undertaking or satisfy any condition of this Agreement or because of any breach of any representations or warranties contained in this Agreement by the Company or the Selling Shareholder or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Selling Shareholder shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the ADSs or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholder shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the ADSs.

      6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

            The several obligations of the Underwriters to purchase the Firm ADSs on the Closing Date and the Option ADSs, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholder contained herein, and to the performance by the Company and the Selling Shareholder of their covenants and obligations hereunder and to the following additional conditions:

            (a) The Registration Statement, the ADS Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement, the ADS Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Shareholder, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the sale of the ADSs.

            (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Bell Gully, New Zealand counsel for the Company and the Selling Shareholder, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) substantially to the effect of Exhibit B hereto.

            (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Debevoise & Plimpton, special U.S. counsel for the Company and the Selling Shareholder, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) substantially to the effect of Exhibit C hereto.

            (d) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Ziegler, Ziegler & Altman LLP, U.S. counsel for the Depositary, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) substantially to the effect of Exhibit D hereto.

            (e) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Davis Polk & Wardwell, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably request.

            (f) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of AJ Park, special New Zealand counsel for the Company and the Selling Shareholder with respect to intellectual property matters, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) substantially to the effect of Exhibit E hereto.

            (g) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of PricewaterhouseCoopers confirming that they are independent public accountants within the meaning of the Act and the applicable adopted Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related adopted Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" (in accordance with SAS
72) to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Prospectus.

            (h) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of officers of the Company that at the date hereof hold the positions of Company Secretary and Finance Director of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                  (i) The Registration Statement and the ADS Registration Statement have become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

                  (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement as of the Closing Date or the Option Closing Date, as the case may be;

                  (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made as and when required by such rules;

                           (iv) He or she has carefully examined the
Registration Statement, the ADS Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement and the ADS Registration Statement, the Registration Statement, the ADS Registration Statement, and the Prospectus did not contain any untrue statement of material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement and the ADS Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                           (v) Since the respective dates as of which
information is given in the Registration Statement, the ADS Registration Statement and Prospectus, there has not been any Material Adverse Effect or any development involving a prospective Material Adverse Effect, whether or not arising in the ordinary course of business.

                  (i) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the [_____] of the Selling Shareholder to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents that the representations and warranties of the Selling Shareholder contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and the Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement as of the Closing Date or the Option Closing Date, as the case may be.

                  (j) The Company and the Selling Shareholder shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

                  (k) The ADSs have been approved for quotation upon notice of issuance on the Nasdaq National Market.

                  (l) The Company shall have caused each person or entity listed in Schedule II hereto to furnish to the Representatives an executed letter or letters, substantially in the form of Exhibit F hereto (the "Lockup Agreements"). The Lockup Agreements shall be in full force and effect.

                  (m) The Company and the Depositary shall have executed and delivered the Deposit Agreement, in form and substance reasonably satisfactory to the Representatives, and the Deposit Agreement shall be in full force and effect.

                  (n) The Depositary shall have furnished or caused to be furnished to you evidence reasonably satisfactory to you of the deposit with it of the Ordinary Shares being deposited against issuance of ADRs evidencing the Firm ADSs or the Option ADSs, as the case may be; the execution, issuance, signature and delivery of ADRs evidencing the ADSs pursuant to the Deposit Agreement; and such other matters related thereto as the Representatives may reasonably request.

                  (o) The Reorganization shall have been completed.

                  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Davis Polk & Wardwell, U.S. counsel for the Underwriters.

                  If any of the conditions hereinabove provided for in this
Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholder of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  In such event, the Selling Shareholder, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AND THE SELLING SHAREHOLDER.


                  The obligations of the Company and the Selling Shareholder to sell and deliver the portion of the ADSs required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8.       INDEMNIFICATION.

                  (a)      The Company agrees:

                           (1) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or (iii) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the ADSs or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; and provided, further, however, that the foregoing indemnity obligation with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased ADSs representing Ordinary Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriters and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the ADSs representing Ordinary Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                           (2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the ADSs, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

                  (b) The Selling Shareholder agrees to indemnify the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise to the same extent as indemnity is provided by the Company pursuant to Section 8(a) above. In no event, however, shall the liability of the Selling Shareholder for indemnification under this Section 8(a) exceed the proceeds received by the Selling Shareholder from the Underwriters in the offering. This indemnity obligation will be in addition to any liability that the Company may otherwise have.

                  (c) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the ADS Registration Statement, the Selling Shareholder, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity obligation will be in addition to any liability that such Underwriter may have pursuant to contract or otherwise.

                  (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b) and by the Company and the Selling Shareholder in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                  (e) To the extent the indemnification provided for in this
Section 8 is unavailable to (other than in accordance with the provisions thereof) or insufficient (other than in accordance with the provisions thereof) to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the ADSs purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) the Selling Shareholder shall not be required to contribute any amount in excess of the proceeds received by such Selling Shareholder from the Underwriters in the offering. The Underwriters' obligations in this Section 8(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) In any proceeding relating to the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (g) The Company and the Selling Shareholder (each, a "Submitting Party") agree that any legal suit, action or proceeding brought by any party to this Agreement or by each person, if any, who controls any such party arising out of or based upon this Agreement may be instituted in any U.S. federal or state court in New York City, with respect to actions brought against such Submitting Party as defendant, and waives any objections which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and the Selling Shareholder has appointed Justin
P. Callahan, at his offices located at 22982 Alcalde Drive, Suite 101, Laguna Hills, California 92653, as its authorized agent (the "Authorized Agent") upon whom process may be served in any action based on this Agreement which may be instituted in any U.S. federal or state court in New York City by any party to this Agreement and expressly accepts the jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable. Each of the Company and the Selling Shareholder represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and agrees to ensure that such appointment is continued, until the expiration the applicable statute of limitations, in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company and the Selling Shareholder shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholder, as the case may be.

                  (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.

         9.       DEFAULT BY UNDERWRITERS.

                  If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the ADSs which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Shareholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholder such amounts as may be agreed upon and upon the terms set forth herein, the ADSs which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the ADSs agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of ADSs with respect to which such default shall occur does not exceed 10% of the ADSs to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of ADSs which they are obligated to purchase hereunder, to purchase the ADSs which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of ADSs with respect to which such default shall occur exceeds 10% of the ADSs to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company and the Selling Shareholder or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholder except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days and subject to the requirements of the New Zealand Stock Exchange and its listing rules, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the ADS Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10.      NOTICES.

                  All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied or and confirmed as follows:

                  (a) if to the Underwriters, to Deutsche Banc Alex. Brown Inc., One South Street, Baltimore, Maryland 21202; Attention: Syndicate Manager, with a copy to Deutsche Banc Alex. Brown Inc., 31 West 52nd Street, New York, New York 10019, Attention: General Counsel, with a copy to Davis Polk & Wardwell, 1600 El Camino Real, Suite 100, Menlo Park, California 94025; Attention: Mr. Alan Denenberg;

                  (b) if to the Company, to the address of the Company set forth in the Registration Statement; Attention: Mr. Michael Daniell; with a copy to Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, U.S.A.;
Attention: Mr. Alan Paley; and to Bell Gully, 48 Shortland Street, Auckland, New Zealand; Attention: Mr. James Gibson; and

                  (c) if to the Selling Shareholder, to Fisher & Paykel Appliances Holdings Limited, 78 Springs Road, East Tamaki, Auckland, New Zealand; Attention: Mr. Lindsay Gillanders; with a copy to Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, U.S.A.; Attention: Mr. Alan Paley; and to Bell Gully, 48 Shortland Street, Auckland, New Zealand; Attention: Mr. James Gibson.

         11.      TERMINATION.

                  (a) This Agreement may be terminated by you by written notice to the Company and the Selling Shareholder at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option ADSs) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the ADS Registration Statement and the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States or New Zealand would, in your reasonable judgment after consulting with the Company, make it impracticable or inadvisable to market the ADSs or to enforce contracts for the sale of the ADSs, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the New Zealand Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities generally on any such exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by New Zealand, United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the ADSs by the Nasdaq National Market or the Commission, or the suspension of trading of the Ordinary Shares by the New Zealand Stock Exchange or any other governmental authority (other than as may be requested by the Company, with the consent of the Representatives (which consent shall not be unreasonably withheld), in connection with the Reorganization) or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion after consulting with the Company has a material adverse effect on the securities markets in the United States or New Zealand; or

                  (b)      as provided in Sections 6 and 9 of this Agreement.


         12.      SUCCESSORS.

                  This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign merely because of such purchase.

         13.      INFORMATION PROVIDED BY UNDERWRITERS.

                  The Company, the Selling Shareholder and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus, the Registration Statement or the ADS Registration Statement consists of the information set forth in the third, eighth, ninth, tenth and fifteenth paragraphs under the caption "Underwriting" in the Prospectus.

         14.      JUDGMENT CURRENCY.

                  (a) The Company and the Selling Shareholder shall to the fullest extent permitted by applicable law indemnify each Underwriter and each indemnified party as set forth in Section 8 hereof against any loss incurred by it as a result of any judgment or order obtained by such Underwriter or such indemnified party against the Company or the Selling Shareholder, as the case may be, being given or made and expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as a result of any variation as between
(i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York, New York at which such Underwriter on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Underwriter.

                  (b) The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

         15.      MISCELLANEOUS.

                  The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or the Selling Shareholder and its controlling persons and (c) delivery of and payment for the ADSs under this Agreement.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholder, the Company and the several Underwriters in accordance with its terms.

                                   Very truly yours,


                                   FISHER & PAYKEL HEALTHCARE CORPORATION
                                       LIMITED
                                   (Formerly known as Fisher & Paykel
                                       Industries Limited)

                                   By: _________________________________________
                                       Name:
                                       Title:


                                   WITNESSES:

                                   _____________________________________________
                                            Name:

                                   _____________________________________________
                                            Name:

                                      FISHER & PAYKEL APPLIANCES HOLDINGS
                                        LIMITED

                                      By: ______________________________________
                                           Name:
                                           Title:


                                      WITNESSES:

                                      __________________________________________
                                               Name:


                                      __________________________________________
                                               Name:

The foregoing Underwriting
Agreement is hereby
confirmed and accepted as
of the date first above
written.


DEUTSCHE BANC ALEX. BROWN INC. ...............
BANC OF AMERICA SECURITIES LLC ...............
U.S. BANCORP PIPER JAFFRAY INC. ..............





As Representatives of the several
Underwriters listed on Schedule I

By: Deutsche Banc Alex. Brown Inc.

Acting on behalf of itself and the several
Underwriters listed on Schedule I

By: _______________________________
         Authorized Officer

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS

                                                          Number of Firm ADSs
Underwriter                                                 to be Purchased

Deutsche Banc Alex. Brown Inc.............................
Banc of America Securities LLC............................
U.S. Bancorp Piper Jaffray Inc............................







               Total......................................     4,400,000
                                                               =========

                                   SCHEDULE II

                 LIST OF PERSONS AND ENTITIES SUBJECT TO LOCKUP

Persons
-------
Maurice Paykel
Sir Colin Maiden
John Gilks
Gary Paykel
Lindsay Gillanders
David Henry
Michael Daniell
Paul Shearer
Antony Barclay
Lewis Gradon
Adrienne Clarke
Dr Nigel Evans
Michael Smith

Entities
--------
Fisher & Paykel Appliances Holdings Limited

                                    EXHIBIT A

               SUBSIDIARIES OF THE COMPANY AS OF THE CLOSING DATE



Name of Subsidiary                                            Jurisdiction
------------------

Fisher & Paykel Healthcare Limited............................New Zealand
Fisher & Paykel Healthcare Properties Limited.................New Zealand
Fisher & Paykel Holdings Inc. (USA)...........................U.S.
Fisher & Paykel Healthcare Limited............................United Kingdom
Fisher & Paykel Healthcare Pty Limited........................Australia
Fisher & Paykel Healthcare Inc................................U.S.
Fisher & Paykel Healthcare SAS................................France
Fisher & Paykel Healthcare GmbH & Co. KG......................Germany

                                    EXHIBIT B

                              OPINION OF BELL GULLY

         1. Each of the Company and the Selling Shareholder is duly incorporated and is validly existing as a limited liability company under the laws of New Zealand;

         2. Each of the Company and the Selling Shareholder has corporate power and authority to own, lease and operate its assets and to conduct its business (in the case of the Company), as described in the Prospectus, and to enter into and perform its obligations under:

         (i)      in the case of the Company, the Agreements; and

         (ii)     in the case of the Selling Shareholder, the Underwriting
                  Agreement.

         3. Each Material New Zealand Subsidiary is duly incorporated and is validly existing as a limited liability company under the laws of New Zealand and has corporate power to own, lease and operate its assets and to conduct its business as described in the Prospectus; and all of the issued shares of each Material New Zealand Subsidiary have been legally issued on a fully paid basis and are directly owned by the Company or another Material New Zealand Subsidiary and, to the best of our knowledge having made due inquiry, none of the issued shares of any Material New Zealand Subsidiary are subject to any pre-emptive or similar rights;

         4. The Ordinary Shares represented by the Firm ADSs to be purchased by you in your capacity as Underwriters from the Selling Shareholder have been legally issued under the laws of New Zealand on a fully paid and non-assessable basis, and the terms of issue of such Ordinary Shares do not include any pre-emptive or other similar rights;

         5.

         (i) The Underwriting Agreement has been duly and validly authorised and executed by each of the Company and the Selling Shareholder and constitutes a valid and legally binding agreement of each of the Company and the Selling Shareholder; and

         (ii) The Deposit Agreement has been duly and validly authorised and executed by the Company and constitutes a valid and legally binding agreement of the Company;

         6.

         (i) The execution of, and the performance by the Company of its obligations under, each of the Agreements, and the consummation by the Company of the transactions contemplated therein and the Registration Statement; and

         (ii) The execution of, and the performance by the Selling Shareholder of its obligations under, the Underwriting Agreement, do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument which is listed in Schedule 2 (except for such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect); nor will such action conflict with or result in any violation of the provisions of the constitution of the Company, any of the Material New Zealand Subsidiaries or the Selling Shareholder or any New Zealand statute or any order, rule or regulation of any New Zealand court or governmental agency or body having jurisdiction over the Company or any of the Material New Zealand Subsidiaries or the Selling Shareholder (except for such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect);


         7. Other than those obtained and which are in full force and effect, no consent, approval, authorisation, order, registration or qualification of or with any New Zealand court or governmental agency or body having jurisdiction over either of the Company or the Selling Shareholder is required for the execution and delivery of, or the performance by:

         (i) in the case of the Company, its obligations under the Agreements or the Registration Statement; and

         (ii) in the case of the Selling Shareholder, its obligations under the Underwriting Agreement;

         8. Execution of the Registration Statement, the Prospectus and the F-6 Registration Statement and the filing of the Registration Statement, the Prospectus and the F-6 Registration with the Commission have been duly authorised by the Company, and the Registration Statement and the F-6 Registration Statement have been duly executed pursuant to such authorisation by or on behalf of the Company;

         9. As the Selling Shareholder obtained the Ordinary Shares represented by the Firm ADSs pursuant to the Final Orders, it is the legal and registered owner of the Ordinary Shares represented by the Firm ADSs to be sold by the Selling Shareholder and:

         (i) has, and will have at the Closing Date, good title to such Ordinary Shares to be sold by the Selling Shareholder, free and clear of any pledges, liens, encumbrances, equities, and full right, power and authority to effect the sale of such Ordinary Shares; and

         (ii) upon the sale of such Ordinary Shares pursuant to the Underwriting Agreement, you will acquire good title thereto, free and clear of any pledges, liens, encumbrances and equities;

         10. The sale of the Ordinary Shares represented by the Firm ADSs by the Selling Shareholder is not subject to pre-emptive or other similar rights set out in the constitution of the Company or under any applicable New Zealand laws;

         11.

         (i) The Agreements constitute enforceable obligations of the Company in accordance with their respective terms; and

         (ii) The Underwriting Agreement constitutes an enforceable obligation of the Selling Shareholder in accordance with its terms,

         without further action on your part, in your capacity as Underwriters;

         12. To ensure the legality, validity, enforceability or admissibility into evidence in New Zealand of the Agreements, it is not necessary that the Agreements or any other document be filed or recorded with any court (other than filings with the High Court of New Zealand in relation to the Court approved arrangement pursuant to which the Reorganisation Transaction will be given effect to, which have been so filed) or other authority in New Zealand or that any stamp or similar tax be paid on or in respect of the Agreements, other than usual Court filing fees;

         13. The share transfer form approved by the board of directors of the Company, used to evidence the transfer by the Selling Shareholder of the Ordinary Shares to be represented by the Firm ADSs to the Depositary, complies in all material respects with all applicable statutory requirements, with any applicable requirements of the constitution of the Company and with the requirements of the New Zealand Stock Exchange;

         14. The information in the registered final Prospectus under the headings "Description of Share Capital", "Taxation - New Zealand Tax Considerations", "Enforceability of Certain Civil Liabilities" and "Business-Government Regulation - New Zealand", to the extent that it constitutes matters of law or summaries of legal matters or the Company's constitution, has been reviewed by us and is correct in all material respects;

         15. Based on the Final Court Orders, the Reorganisation Transaction does not contravene, in any material respect, any provision of applicable law, rule or regulation and does not contravene the constitutions of the Company or the Material New Zealand Subsidiaries;

         16. Except as would not have a Material Adverse Effect, or would not materially adversely effect the Reorganisation Transaction, all consents, approvals, authorisations, orders, registrations and qualifications required in New Zealand in connection with the Reorganisation Transaction have been made or obtained in writing (including, without limitation, all actions necessary for the approval of the Reorganisation by the New Zealand Securities Commission, the New Zealand Stock Exchange and the New Zealand Takeovers Panel), and no such consent, approval, authorisation, order, registration or qualification is subject to any condition precedent which has not been fulfilled or performed;

         17.

         (i) The choice of the law of New York as the governing law of the Underwriting Agreement should be recognised and enforced in any proceedings taken in New Zealand in relation to the Underwriting Agreement;


         (ii) Each of the Company and the Selling Shareholder can sue and be sued in its own name under the laws of New Zealand;


         (iii) A New Zealand court should give effect to the irrevocable submission of each of the Company and the Selling Shareholder in the Underwriting Agreement to the exclusive jurisdiction of the courts of New York and the waiver by the Company of any objection to the venue of a proceeding of a New York court should, if legal, valid and binding under the laws of the State of New York, be recognised as such by the courts in New Zealand; and


         (iv) Recognition, acceptance and enforcement by a New Zealand court of a judgment of a court in New York against the Company or the Selling Shareholder in an action arising out of the Underwriting Agreement, without any retrial or re-examination of the merits of the action, will depend upon:


         (A) the relevant court having jurisdiction in accordance with rules of private international law applied in New Zealand;

         (B)      the judgment of the relevant court being:

         I.       final and conclusive ;

         II.      for a debt or sum of money;

         III.     not in respect of taxes or penalties;

         IV. not obtained by fraud or in a manner contrary to natural justice;
and

         V. not repugnant to public policy as being recognised in New Zealand;
and

         (C) service of process in relation to the proceedings in that court having being properly effected in accordance with New Zealand law;

       18. Under current laws and regulations of New Zealand, all dividends and other distributions declared and payable on the Ordinary Shares represented by the Firm ADSs may be paid by the Company to the relevant depositary in New Zealand dollars, and may be converted into foreign currency and freely transferred out of New Zealand and, except as disclosed in the Prospectus under the headings "Dividend Policy", "Taxation - New

         Zealand Tax Considerations", all such payments made to holders thereof will not be subject to income, withholding or other New Zealand taxes under the current laws and regulations of New Zealand and are otherwise free and clear of any tax, duty, withholding or deduction in New Zealand;

                                    EXHIBIT C

                         OPINION OF DEBEVOISE & PLIMPTON

1. To the extent that the laws of the State of New York govern execution and delivery of the Agreements by the Company and the Selling Shareholder, each of the Company and the Selling Shareholder has duly executed and delivered each of the Agreements to which it is a party.

2. To the extent that the Agreements are governed by the laws of the State of New York, each of the Agreements to which the Company or the Selling Shareholder is a party constitutes a valid and legally binding agreement of the Company or the Selling Shareholder, as the case may be.

3. Each of (a) the deposit of the Shares by the Selling Shareholder with the Depositary pursuant to the Deposit Agreement, (b) the issuance by the Depositary and sale by the Selling Shareholder of the ADSs to the Underwriters pursuant to the Underwriting Agreement, and (c) the performance by the Company and the Selling Shareholder of their respective obligations under the Agreements to which they are a party will not violate any United States federal or New York State law (other than state securities or Blue Sky laws, as to which we express no opinion) applicable to the Company, except that we express no opinion as to the accuracy or completeness of the Registration Statement, the Prospectus or the ADR Registration Statement.

4. The Registration Statement has been declared effective under the 1933 Act. The Prospectus has been filed with the Commission pursuant to Rule 424(b) of the regulations promulgated under the 1933 Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or have been instituted threatened by the Commission.

5. The Registration Statement, at the time it became effective, and the Prospectus, as of the date thereof, complied as to form in all material respects with the requirements of the 1933 Act and the regulations promulgated thereunder, except that we express no opinion as to the financial statements, notes and supporting schedules and other financial and statistical data included or omitted from the foregoing documents.

6. No consent, approval, authorization or order of, or filing with, any New York State or United States federal court, government or governmental agency or body is required to be obtained or made by the Company for the issuance and sale of the ADRs evidencing the ADSs, the sale and delivery of the ADSs by the Selling Shareholder to the Underwriters and the deposit with the Depositary of the Shares, except (i) such as have been already obtained as required under the 1933 Act, the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder or (ii) such as may be required under the United States state securities or Blue Sky laws.

7. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

8. Assuming the validity of such actions under New Zealand law, under the laws of the State of New York relating to personal jurisdiction (including venue), pursuant to Section 8(g) of the Underwriting Agreement, the Company has validly submitted to the nonexclusive jurisdiction of any United States federal or New York state court located in New York City, in any action brought against the Company as defendant arising out of or based upon such Agreement, has validly waived (to the extent permitted by law) any objection to the venue of any such proceeding in any such court and has validly appointed Justin P. Callahan as its authorized agent for the purpose described in Section 8(g) of the Underwriting Agreement. In rendering the foregoing opinion, we express no opinion as to whether any such court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby.

We have not ourselves checked the accuracy and completeness of, or otherwise verified, and are not passing upon, and assume no responsibility for, the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except with regard to the statements made in the Prospectus under the headings "Description of American Depositary Receipts," insofar as such statements purport to describe the provisions of documents described therein, and "Taxation - United States Federal Tax Considerations," insofar as such statements purport to constitute a summary of certain United States federal tax provisions applicable to purchasers of the ADRs. In the course of our review and discussion of the contents of the Registration Statement and the Prospectus with certain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to our attention which have caused us to believe that the Registration Statement (other than the financial statements, notes and supporting schedules and other financial and statistical data contained therein, as to which we express no belief) at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus (other than the financial statements, notes and supporting schedules and other financial and statistical data contained therein, as to which we express no belief), as of the date thereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. We do not know of any contracts or other documents which are required to be summarized in or filed as exhibits to the Registration Statement which have not been summarized in or filed as exhibits to the Registration Statement, nor do we know of any litigation or governmental proceeding instituted or threatened against the Company or any of its subsidiaries that would be required to be disclosed in the Prospectus and is not so disclosed.

                                    EXHIBIT D

                      OPINION OF ZIEGLER, ZIEGLER & ALTMAN

         - the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary and is enforceable against the Depositary in accordance with its terms, except insofar as enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and (b) general principles of equity (whether considered in an action at law or in equity) and;

         - when ADRs evidencing ADSs are issued in accordance with the Deposit Agreement against the deposit, pursuant to the terms of the Deposit Agreement, of duly authorized, validly issued, fully paid and nonassessable Shares of the Company, the preemptive rights, if any, with respect to which have been validly waived or exercised, such ADRs will be validly issued and will entitle the Holders to the rights specified therein and in the Deposit Agreement.

                                   EXHIBIT E

                               OPINION OF AJ PARK

         X Based upon our representation of the Company in such matters, we believe that the Company owns or possesses sufficient licenses or other rights to use all patents, trade marks, service marks, trade names, trade secrets, technology and know-how believed to be necessary to conduct its business now and as proposed to be conducted by it, as described in the Prospectus. We are not aware of any pending or threatened action, suit, proceedings, or claim by a third party challenging the validity or scope of the patents owned by or licensed to the Company.

         X Subject to the one exception described below, we are also not aware of any pending or threatened action, suit, proceeding, or claim by a third party alleging that the Company is infringing or otherwise violating (a) any patent rights (issued or pending); trade mark/service mark rights, trade secret, know-how or proprietary rights; or other intellectual property rights of another; or (b) any discovery, invention or process that is the subject of a patent application known to us filed by any third party.

         X The one exception relates to a claim made by Dr William Hart in July 2000, that the Company's proposed mouthpiece which is utilised in its CPAP product would infringe three US patents belonging to Dr William Hart. We have obtained an opinion dated 29 March 2001 from Trexler Bushnell Giangiorgi & Blackstone Ltd, US counsel to the company, that this claim was without foundation and none of the three asserted patents were infringed. Dr Hart has, to date, not pursued his claim.

         X We are also not aware of any third party rights to any patents (issued or pending); trade mark/service mark rights; trade secret, know-how or proprietary rights; or other intellectual property rights owned by or licensed to the Company that, in our judgement, could materially effect the Company's use thereof. Furthermore, we are not aware of any rights of third parties to, or any infringement by a third party of, any patents (issued or pending); trade mark/service mark rights; trade secret, know-how or proprietary rights; or other intellectual property rights owned by or licensed to the Company that, in our judgement, could materially affect the Company's use thereof.

         X Based upon our representation of the Company, we believe that the statements contained in the Registration Statement and Prospectus under the captions "Business -- Intellectual Property" fairly summarise the legal matters, documents, and proceedings described therein. With respect to the patents (issued or pending); trade mark/service mark rights; trade secret, know-how or proprietary rights; or other intellectual property rights owned by or licensed to the Company of which we are aware because of our representation of the Company, nothing has come to our attention that leads us to believe that the Registration Statement, the Prospectus, or any amendment or supplement thereto, contains an untrue statement of material fact or omits to state a material fact required to be stated or necessary to make the statements not misleading.

                                    EXHIBIT F

                            FORM OF LOCKUP AGREEMENT

                                                           __________, 2001

Fisher & Paykel Industries Limited
15 Maurice Paykel Place
East Tamaki
Auckland, New Zealand

Deutsche Banc Alex. Brown Inc.
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

         The undersigned understands that Deutsche Banc Alex. Brown Inc. ("DBAB"), Banc of America Securities LLC and U.S. Bancorp Piper Jaffray Inc., as representatives (the "Representatives") of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Fisher & Paykel Industries Limited (to be renamed Fisher & Paykel Healthcare Corporation Limited) (the "Company") and Fisher & Paykel Appliances Holdings Limited (the "Selling Shareholder"), providing for the public offering by the Underwriters, including the Representatives, of American Depositary Shares (the "ADSs") representing Ordinary Shares (the "Ordinary Shares") of the Company in the United States (the "Public Offering").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of DBAB, which shall not be unreasonably withheld, the undersigned will not, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any Ordinary Shares (including, without limitation, Ordinary Shares held in the form of ADSs, Ordinary Shares which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, Ordinary Shares which may be issued upon exercise of a stock option or warrant, Ordinary Shares received under any share purchase plan established by the Company including, without limitation, the Company's New Zealand Executive Share Purchase Plan and New Zealand Employee Share Purchase Plan, and any other security convertible into or exchangeable for Ordinary Shares) or enter into any Hedging Transaction (as defined below) relating to the Ordinary Shares (each of the foregoing referred to as a "Disposition") for a period from the date of the Underwriting Agreement until and including the date that is 180 days after the date of the final prospectus relating to the Public Offering (the "Lock-Up Period"). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Ordinary Shares.

         Notwithstanding the foregoing, the undersigned may transfer: (a) ADSs or Ordinary Shares acquired in open market transactions by the undersigned after the completion of the Public Offering; (b) any or all Ordinary Shares or other Company securities if the transfer is by (i) gift, will or intestacy, (ii) distribution to partners, members or shareholders of the undersigned, or (iii) transfer to members of the undersigned's immediate family or to a trust, the beneficiaries of which are the undersigned and/or members of the undersigned's immediate family; (c) any or all Ordinary Shares to a party who has made an offer to all of the Company's shareholders to acquire the Company's outstanding Ordinary Shares; (d) any or all Ordinary Shares owned in his or her capacity as a trustee under any share purchase plan established by the Company including, without limitation, the Company's New Zealand Executive Share Purchase Plan and New Zealand Employee Share Purchase Plan; and (e) any or all Ordinary Shares owned in his or her capacity as a trustee of a trust the beneficiaries of which are persons other than the undersigned including, without limitation, trusts established for charitable purposes; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement. "Immediate family" means spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother brother or sister of the transferor's spouse.

         The Underwriters understand that this agreement will terminate if the Public Offering is not consummated by December 31, 2001.

                  [Remainder of page intentionally left blank]

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement.

                                       Signature: ______________________________

                                       Print Name:______________________________


Number of shares owned                    Certificate numbers:
subject to warrants, options
or convertible securities:

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                                       3